EXHIBIT 10.1

AMENDMENT NO. 2

This AMENDMENT NO. 2, dated as of January 25, 2016 (this “Amendment”), amending the 10% Coinsurance Agreement, dated as of March 31, 2010, as amended by Amendment No. 1 thereto, dated as of October 5, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, and at any time, the “Agreement”) between Prime Reinsurance Company, Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (the “Reinsurer”) and Primerica Life Insurance Company, a stock life insurance company domiciled in the Commonwealth of Massachusetts (the “Ceding Company”).

W I T N E S S E T H:

WHEREAS, the Ceding Company and Reinsurer have entered into the Agreement;

WHEREAS, on October 5, 2015, the Ceding Company and the Reinsurer entered into Amendment No. 1 to the Agreement (the “First Amendment”) reflecting the reduction of the Financing Charge to two percent (2.0%) on the Excess Reserves, conditioned upon the approval of the Vermont Department of Financial Regulation and the Massachusetts Division of Insurance, which approvals were subsequently received;

WHEREAS, the Ceding Company ceded 80% of its primary level term inforce life insurance business written prior to December 31, 2009 (the “Subject Business”), to the Reinsurer through the 80% Coinsurance Agreement, dated as of March 31, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, and at any time, the “80% Coinsurance Agreement”);

WHEREAS, Citigroup Inc. (“Citi”), the 100% indirect owner of the Reinsurer, desires to divest (in whole or in part) the Subject Business, through the novation of the Subject Business to Pecan Re Inc., a Vermont corporation (“Pecan Re”), a wholly owned subsidiary of Swiss Re Life & Health America Inc., a life insurance company domiciled under the laws of Missouri (“SRLHA”), (such novation and related transactions, the “Transactions”) pursuant to the terms of a Master Transaction Agreement between the Reinsurer and SRLHA, dated the date hereof (the “Master Transaction Agreement”); and

WHEREAS, in order to further induce the Ceding Company to enter into the Transaction Cooperation Agreement, by and among the Reinsurer, the Ceding Company, Pecan Re Inc. and SRLHA, dated as of the date hereof (the “Transaction Cooperation Agreement”), the Ceding Company and Reinsurer desire to amend the Agreement pursuant to Section 21.2(a) thereof as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.Amendment to the Agreement.

a)Effective as of the Effective Date, Section 1.1(nn) of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof:

“(nn)  “Finance Charge” means on and after the Lookback Date, an annual rate of return of one-half percent (0.5%) on the Excess Reserves.”

b)Effective as of the Effective Date, the Agreement is hereby amended by adding the following section 1.1(qqqq):

“(qqqq)  “Lookback Date” means the earliest of (i) the first day of the calendar quarter in which the Closing (as defined in the Transaction Cooperation Agreement) occurs, (ii) any date on which the Master Transaction Agreement (a) is terminated pursuant to Section 8.01(a) thereof, (b) is otherwise terminated by mutual agreement, or (c) is terminated by SRLHA pursuant to Section 8.01(c) thereof, or (iii) any date on which the Transaction Cooperation Agreement is terminated (a) by PLIC pursuant to Section 9.02(b) thereof in respect of a failure or breach by Prime Re, or (b) by Pecan Re or SRLHA pursuant to Section 9.02(d) thereof in respect of a failure or breach by Prime Re.”

Section 2.Conditions to Effectiveness.  The effectiveness of this Amendment shall be conditioned upon, and this Amendment shall not become effective until the earliest date and time on which (the “Effective Date”), (a)(i) the Vermont Department of Financial Regulation shall have approved  (A) the Supplement to the Amended and Restated Plan of Operations of Prime Re and (B) the Supplement to the Licensing Order pursuant to 8 V.S.A. § 6048d(b) of Prime Re, in each case, reflecting this Amendment, (ii) the Massachusetts Division of Insurance shall have approved this Amendment in accordance with Article IV.C of the Amended and Restated Plan of Operations of Prime Re and (iii) the closing of the Transactions takes place, (b) the Master Transaction Agreement is terminated pursuant to Section 8.01(a) thereof, is otherwise terminated by mutual agreement, or is terminated by SRLHA pursuant to Section 8.01(c) thereof, or (c) the Transaction Cooperation Agreement is terminated by (i) PLIC pursuant to Section 9.02(b) thereof in respect of a failure or breach by Prime Re, or (ii) Pecan Re or SRLHA pursuant to Section 9.02(d) thereof in respect of a failure or breach by Prime Re; provided, however, that if any settlement of amounts due under the 10% Coinsurance Agreement occurs after the Lookback Date, but before the Effective Date, the first such settlement occurring immediately following the Effective Date shall be appropriately adjusted to give effect to the retroactive change in the Finance Charge, with interest at the Prime Rate.  The Parties agree to use commercially reasonable efforts to obtain such amendments and approvals described in clauses (a)(i) and (a)(ii) above as promptly as practical following the date of this agreement.  For the avoidance of doubt, no party hereto shall be required under this Amendment to use efforts to facilitate the closing of the Transactions as described in clause (a)(iii) above or to obtain any amendments or approvals required therefor.  The efforts to facilitate the closing of the Transactions will be subject to the terms and conditions of the Transaction Cooperation Agreement and any definitive transaction agreements, consents, waivers or other agreements that may be executed and delivered with respect to the Transactions on or after the date hereof, and each party hereto shall be bound only by the terms of the Transaction Cooperation Agreement and any such agreements, consents or waivers executed and delivered by them.

Section 3.Defined Terms; References.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.  From and after the Effective Date, references in the Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Agreement or such provision as amended hereby unless the context otherwise requires.

Section 4.Full Force and Effect.  Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect.  This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

Section 5.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Section 6.Assignment.  This Amendment will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  No party may assign any of its duties or obligations hereunder without the prior written consent of the other parties.  Any assignment in violation of the foregoing shall be null and void and of no effect.

Section 7.Captions.  The captions contained in this Amendment are for reference only and are not part of the Amendment.

Section 8.Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties may execute this Amendment by signing such counterpart.  This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

Section 9.Third Party Beneficiary.  Nothing in this Amendment is intended to give any Person, other than the parties to this Amendment, their successors and permitted assigns, any legal or equitable right remedy or claim under or in respect of this Amendment.

Section 10.Incontestability.  In consideration of the mutual covenants and agreements contained herein, each party hereto does hereby agree that this Amendment, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party does hereby agree that it shall not contest the validity or enforceability hereof.

Section 11.Limitation on Obligations.  Nothing herein shall obligate or require the Ceding Company to grant any consent or waiver in connection with, or to proceed with, the

Transactions.  The Transactions will be subject to the terms and conditions of the Transaction Cooperation Agreement and any other definitive transaction agreements, consents or waivers executed and delivered with respect to the Transactions, each party hereto shall be bound only by the terms of any agreements, consents or waivers executed and delivered by them, and no party hereto is required to execute and deliver any such agreement, consent or waiver, except as provided in the Transaction Cooperation Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PRIME REINSURANCE COMPANY, INC.

By:	/s/ Reza Shah
Name:	Reza Shah
Title:	CEO

PRIMERICA LIFE INSURANCE COMPANY

By:	/s/ Dan Settle
Name:	Dan Settle
Title:	Executive Vice President

[Signature Page to Amendment No. 2]